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INDEMNITY REINSURANCE AGREEMENT

Between

MADISON NATIONAL LIFE INSURANCE COMPANY, INC.

MADISON, WI

 (hereinafter referred to as the "Ceding Company")

and

GUGGENHEIM LIFE AND ANNUITY COMPANY

WILMINGTON, DE

(hereinafter referred to as the "Reinsurer")

TREATY # ______________

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TABLE OF CONTENTS

ARTICLES

I.

PREAMBLE

II.

DEFINITIONS

III.

FORM OF REINSURANCE

IV.

LIABILITY

V.

CONSIDERATIONS

VI.

ACCOUNTING AND SETTLEMENT

VII.

TERMINATION AND RECAPTURE

VIII.

INSOLVENCY

IX.

  DAC TAX

X.

POLICY ADMINISTRATION

XI.

ARBITRATION

XII.

REPRESENTATIONS AND WARRANTIES OF REINSURER

XIII.

REPRESENTATIONS AND WARRANTIES OF CEDING COMPANY

XIV.

CONFIDENTIALITY

XV.

GENERAL PROVISIONS

XVI.

EXECUTION AND CLOSING DATE

SCHEDULES

A.

POLICIES

B.

REPORTS

C.

COMMISSIONS AND EXPENSE ALLOWANCES

D.

TRANSFERRED ASSETS

E.

NOTICES

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ARTICLE I

PREAMBLE

1.01   Parties to the Agreement.    This is a reinsurance agreement (the “Agreement”) solely between Madison National Life Insurance Company, Inc. (the “Ceding Company” having NAIC #65781), domiciled in Wisconsin and Guggenheim Life and Annuity Company (the “Reinsurer” having NAIC #83607), domiciled in Delaware, individually referred to as a “Party” and collectively referred to as the “Parties”. The Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assigns.

1.02   Entire Agreement.    This Agreement, together with the Assumption Reinsurance Agreement, the Security and Collateral Agency Agreement, and the Administrative Services Agreement (as defined herein) (collectively, the “Transaction Documents”), including any attached schedules or exhibits to the foregoing agreements, constitute the entire agreement between the Parties with respect to the business described herein and supersede all prior discussions and agreements between the Parties with respect to the subject matter of this Agreement.  Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both Parties.  Any such amendment must be in the form of an addendum to this Agreement signed by both Parties (including signatures via e-mail or facsimile), and will be regarded as part of this Agreement, equally binding on the Parties.

1.03  Legal Relationship.    The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the owner or beneficiary of any insurance policy or other contract of the Ceding Company.

1.04  Regulatory Review.    This Agreement shall be subject to receipt of all applicable consents and approvals from regulatory authorities and satisfaction of all applicable notice and other regulatory requirements imposed under applicable laws.

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ARTICLE II

DEFINITIONS

2.01

Definitions.  The following terms shall have the respective meanings set forth below throughout this Agreement:

 “Administrative Services Agreement” means the agreement dated as of May 31, 2013 between the Parties pursuant to which the Ceding Company will provide certain administrative services to the Reinsurer with respect to the Assumed Policies.

“Applicable Law” means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Entity pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction.

“Assumed Policies” has the meaning set forth in Section 3.04.

“Assumption Agreement” has the meaning set forth in Section 3.04.

“Business Day” means any day other than a Saturday, Sunday, a day on which banking institutions in the State of New York are permitted or obligated to be closed.

“Ceding Company” has the meaning set forth in the preamble.

“Closing Date” means the date this Agreement is executed as set forth in Article XVI.

“Company” has the meaning set forth in the preamble.

“Controlled Affiliate” means an insurance company under common control with the Reinsurer.

“Custody Account” has the meaning set forth in Section 5.08.

“Effective Date” shall mean 12:00 AM EDT on the 31st day of May 2013.

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“Excluded Liabilities” has the meaning set forth in Section 4.04.

“Extra-Contractual Obligations” means all liabilities, obligations, costs, damages and expenses, of any kind or nature, not arising under the express terms and conditions of any Policy, whether such liabilities, obligations, costs, damages or expenses are owing to a Policyholder, a Governmental Entity or any other Person, including, subject to the foregoing, (a) any liability for punitive, exemplary, consequential, incidental, special, treble, tort, bad faith or any other form of extra-contractual damages, (b) any liability for actual damages sustained and not awarded as a penalty or fixed in amount by statute, (c) any liability for statutory penalties fixed in amount by statute, (d) damages or claims in excess of the applicable policy limits of the Policies, (e) statutory or regulatory damages, fines, penalties, forfeitures and similar charges of a penal or disciplinary nature, (f) attorney’s fees and all other payments to Persons associated with investigation, litigation and settlement of claims, as distinguished from the amount of a claimant’s recovery under a Policy, and (g) liabilities and obligations arising out of any act, error or omission, whether or not intentional, willful, negligent, reckless, careless, in bad faith or otherwise, including any act, error or omission relating to (i) the form, marketing, production, issuance, sale, cancellation or administration of the Policies or (ii) the failure to pay or the delay in payment of claims, benefits, disbursements or any other amounts due or alleged to be due under or in connection with the Policies.

For the avoidance of doubt, any liabilities, obligations, costs, damages and expenses relating to any change in the express terms and conditions of the Policies arising out of or resulting from any claim, litigation, arbitration, settlement, judgment or order will be deemed Extra-Contractual Obligations.

“Governmental Entity” means any federal, state, local, municipal, county, foreign or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar governmental entity (including any branch, department, agency or political subdivision thereof) or any self-regulating body of similar standing.

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“Initial Ceding Commission” shall mean an amount equal to $950,000, payable from the Reinsurer to the Ceding Company pursuant to Section 5.01.

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity of any kind or nature.

“Policies” means the insurance contracts or riders originally issued, assumed or reinsured by the Ceding Company as of the Effective Date as identified in Schedule A, including any contracts issued upon the annuitization of a Policy subsequent to the Effective Date (such listed policies, the "Policy” or “Policies"). Policies shall include any related binders, certificates, endorsements, riders, and agreements in connection therewith (collectively, the “Endorsements”), whether filed or unfiled with the required Insurance Departments, but only to the extent that (i) such unfiled Endorsements (1) have been issued strictly as a clerical, not a substantive matter, (2) would be permitted by the applicable Insurance Department without prior approval or non-objection, and (3) are not in response to any claim, litigation, arbitration, settlement, judgment, or order and (ii) such filed Endorsements which are substantive or responsive to any claim, litigation, arbitration, settlement, judgment, or order, have been identified by the Ceding Company and approved in writing by the Reinsurer.

“Policyholder” means the owner of a Policy.

“Quota Share”  means 100%.

“Reinsured Liabilities” means the total death, surrender, annuity or other benefits incurred by the Company under the express terms of the Policies from and after the Effective Date.  For the avoidance of doubt, Reinsured Liabilities does not include any Excluded Liabilities.

“Reinsurer” has the meaning set forth in the preamble.

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“Reserves”, as of any date, shall mean the gross statutory reserves, as presented in Exhibit 5 and Exhibit 7 of the NAIC Convention Blank, net of any Third Party Reinsurance Agreements, that would have been required under Wisconsin regulation and in accordance with accepted actuarial industry practice on the Policies had this Agreement not have been placed in effect, all as determined by the Ceding Company in its reasonable discretion.

“Security and Collateral Agency Agreement” means the agreement dated as of May 31, 2013 between the Parties pursuant to which the Reinsurer will secure its obligations under this Agreement.

“Settlement Date” means the date which is no more than five (5) Business Days following the immediately preceding Settlement Reporting Date.

“Settlement Reporting Date” means the date which is no more than ten (10) Business Days following the last day of each calendar month.

“Third Party Reinsurance Agreements” means the reinsurance agreement(s) listed on Schedule F.

ARTICLE III

Form of Reinsurance

3.01

Form.  Subject to the terms and conditions set forth in this Agreement, the Ceding Company herby cedes and the Reinsurer hereby reinsures, on an indemnity coinsurance basis, the Quota Share of the Reinsured Liabilities of the Ceding Company.  The obligations of the Reinsurer shall be subject to the same terms and conditions as provided in the Policies between the Ceding Company and the Policyholders. A Party shall have no other recourse against the other Party for payments other than those amounts specifically allowed for herein.

3.02

Licensing and Compliance Requirements. This Agreement applies only to Policies issued in a jurisdiction in which the Ceding Company is properly licensed.   In

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the event that the Ceding Company is found to be in non-compliance with any Applicable Law material to this Agreement, but unrelated to proper licensing, the Agreement will remain in effect and the Ceding Company will defend, indemnify and hold harmless the Reinsurer for any loss the Reinsurer suffers as a result of the non-compliance, and will seek to remedy the non-compliance.  The Ceding Company shall notify the Reinsurer in writing within ten (10) Business Days after receipt of notice of any non-compliance related to a Policy arising from an audit or review of any Governmental Entity, and will provide the Reinsurer an opportunity to review any response before it is submitted to the Governmental Entity.

3.03

Net Retained Lines.  This Agreement applies only to that portion of any reinsurance which the Ceding Company retains net for its own account.  The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Ceding Company to collect from a Third Party Reinsurance Agreement, whether specific or general, any amounts which may have become due from such Third Party Reinsurance Agreement, whether such inability arises from the insolvency of the reinsurer(s) or otherwise.

3.04 Potential Assumption.  The Reinsurer and the Ceding Company have, contemporaneously with this Agreement, entered into an Assumption Reinsurance Agreement (the “Assumption Agreement”) in respect of certain Policies.  All assumptions thereunder shall be subject to receipt of all applicable consents and approvals from regulatory authorities and other applicable parties and satisfaction of all applicable notice and other regulatory requirements imposed under applicable laws in accordance with the Assumption Agreement. Any Policies so assumed are referred to herein as “Assumed Policies,” and shall, effective with their assumption under the Assumption Agreement, cease to be subject to this Agreement except as otherwise provided for herein.  The Ceding Company shall use commercially reasonable efforts to add the Reinsurer as a reinsured party under the Third Party Reinsurance Agreements that include Assumed Policies, or assign its rights with respect to Assumed Policies under those agreements to Reinsurer, so as to continue coverage under the Third Party Reinsurance Agreements for the Assumed Policies.

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Article 4

Liability

4.01

Effectiveness.   Subject to the terms and conditions set forth in this Agreement, Reinsurer’s liability for reinsurance of the Reinsured Liabilities shall begin as of the Effective Date.

4.02

Termination. All of the Reinsurer’s liability with respect to a Policy shall terminate as of the earlier of (i) the date on which the Ceding Company’s liability for such Policy terminates, (ii) the date on which such Policy is recaptured under Article VII, or (iii) the date this Agreement is terminated under Article VII; provided that, in all cases, all amounts due the Ceding Company under this Agreement with respect to such Policy or Policies have been paid or deducted from the Custody Account.

4.03

Statutory Reserve Credit.  The parties intend that the Ceding Company shall receive statutory reserve credit for the reinsurance ceded hereunder, and the Reinsurer shall take all action necessary to effect that intent.  The statutory reserve credit taken with respect to the Policies is intended to be equal to the Quota Share of the Reserves.

4.04

Exclusions. Notwithstanding any provision of this Agreement to the contrary, the Reinsurer shall not be liable for any liabilities or obligations of the Company that are not Reinsured Liabilities, including:

a.

any liabilities or losses on the Policies relating to benefits other than those conferred by and payable under the Policies;

b.

any liabilities resulting from any coverage added after the Effective Date to a Policy that is not required by the express terms of the Policy in effect on the Effective Date, unless such additional coverage has been approved in writing in advance by the Reinsurer;

c.

any Extra-Contractual Obligations;

d.

any loss or liabilities relating to or arising from actions taken by the Company without consent of the Reinsurer as required by this Agreement; and

e.

any loss or liabilities relating to or arising from claims made, or lawsuits brought, by agents, representatives, or employees of the Company.

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(collectively, (a) – (e) constitute the “Excluded Liabilities”).

The Ceding Company agrees to defend, indemnify, and hold harmless the Reinsurer from and against any and all Excluded Liabilities whatsoever incurred by the Reinsurer arising out of, relating to or in connection with this Agreement or the Policies, including the Assumed Policies.  The Reinsurer shall notify the Ceding Company in writing within ten (10) Business Days after receipt of notice of any claim or suit against the Reinsurer for which the Reinsurer seeks indemnification hereunder.  Failure to deliver such notice in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Reinsurer’s right to indemnification hereunder in connection with such claim, but the amount of reimbursement to which the Reinsurer is entitled shall be reduced to the extent the Ceding Company is materially prejudiced by such failure to timely deliver such notice.  The Ceding Company shall be entitled to make such investigation, settlement or defense of the claim or suit as it deems prudent; provided, that the Ceding Company shall not settle any claim or suit unless (i)(1) such settlement is on exclusively monetary terms, (2) the Ceding Company obtains a complete release for the Reinsurer with respect to such claim or suit, (3) such settlement would not be reasonably expected to result in an adverse effect on the liabilities related to the Policies, including the Assumed Policies, or the reputation, licenses or regulatory status of the Reinsurer and (4) such settlement does not involve a class action claim or a claim which alleges bad faith on the part of the Reinsurer, or (ii) the Reinsurer shall have consented to the terms of such settlement, which consent shall not be unreasonably withheld, conditioned, or delayed.

4.05

Misstatement.    In the event that the amount of liability provided by any Policy is increased or reduced because of a misstatement of age or sex, or any other material fact, the reinsurance hereunder shall increase or reduce proportionately.  Otherwise, the amount of reinsurance under this Agreement shall be maintained in force without reduction, so long as the amounts of insurance carried by the Ceding Company on the Policyholders remain in force without reduction.

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ARTICLE V

CONSIDERATIONS

5.01

Transfer of Assets. On or as soon as practicable after the Closing Date, the Ceding Company will transfer to the Reinsurer cash, cash equivalents and the assets set forth in Schedule D (including all cash flows from such assets and simple interest on cash at a rate of 0.07% per year from the Effective Date until the transfer date), equal to the Ceding Company’s good faith estimate of the sum of (i) the Quota Share of the Reserves, less (ii) the Initial Ceding Commission, less (iii) Policy loans, less (iv) due premiums, less (v) deferred premiums, plus (vi) advance premiums, plus (vii) an amount equal to the premium taxes, if any, due on the foregoing; in each case as of the Effective Date, free and clear of all liens, charges, claims or other interests.  Within twenty (20) days after such transfer, the Ceding Company shall provide the Reinsurer with a final figure for this calculation.  Within five (5) Business Days after receipt of such final figure, the Reinsurer shall notify the Ceding Company of any disagreement with the figure.  Within two (2) Business Days of agreeing on or otherwise finalizing the figure, the Party owing the difference between the final figure and the estimated figure shall pay that difference to the other Party, along with simple interest at a rate of 0.07% per year from the date of the original transfer of assets until payment of the difference.  Any transferred asset shall be assigned or endorsed in blank by the Ceding Company to the Reinsurer in order to transfer absolutely and unequivocally all right, title and interest in such assets.

5.02

Premiums.  On each Settlement Date, the Ceding Company shall pay to the Reinsurer the Quota Share of all premiums collected from the Policyholders on the Policies for the calendar month preceding such Settlement Date, net of any premiums paid or payable by the Ceding Company under and in accordance with Third Party Reinsurance Agreements. Premiums to be received by the Reinsurer for the Policies shall become the sole property of the Reinsurer as of the issuance of the Policy.

5.03

Commissions.  On each Settlement Date, (i) the Reinsurer shall pay to the Ceding Company its Quota Share of the commissions paid on the Policies for the calendar month preceding such Settlement Date, but at rates no greater than those described in Schedule

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C, and (ii) the Ceding Company shall pay to the Reinsurer the Quota Share of the commission charge backs or other recoveries and collections received on Policies for the calendar month corresponding to such Settlement Date, but at the rates no greater than those described in Schedule C.

5.04

Reinsured Liabilities. On each Settlement Date, the Reinsurer shall pay to the Ceding Company, for the calendar month preceding such Settlement Date, an amount equal to the Quota Share of the Reinsured Liabilities paid in accordance with Article X.

5.06

Expense and Administration Allowance. On each Settlement Date, the Reinsurer shall pay to the Ceding Company, for the calendar month preceding such Settlement Date, a Maintenance Expense Allowance for the expense and administration fees in the amounts determined in accordance with Schedule C.

5.07

Premium Tax and Guaranty Fund Assessment Reimbursement.  The Reinsurer shall reimburse the Ceding Company for the Reinsurer’s Quota Share of premium taxes assessed against the Ceding Company for premiums received after the Effective Date on the Policies, by any state, county, parish, or municipal authority.  The Reinsurer shall not reimburse the Ceding Company for the Reinsurer’s Quota Share of any Guaranty Fund assessments made after the Effective Date on the Policies.

5.08

Custody Account. The Reinsurer shall establish as soon as practicable following the execution hereof a pledged custody account (the “Custody Account”) and related collateral arrangements for the benefit of the Ceding Company under the Security and Collateral Agency Agreement and deposit into the Custody Account the transfer of assets, and thereafter, premiums received on each Settlement Date.  The deposit and ongoing maintenance of such assets shall be governed by the additional requirements as set out in the Security and Collateral Agency Agreement.

5.09

Novation of Reinsurance.  Reinsurer shall use commercially reasonable efforts to substitute itself as the reinsurer as of the Effective Date, and thus obtain a novation of, the Coinsurance Agreement dated November 1, 2008 between Ceding Company as reinsurer and Lafayette Life Insurance Company and the Coinsurance Agreement dated

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December 31, 2003 between Ceding Company as reinsurer and Kanawha Insurance Company.  The Ceding Company shall, upon request, use commercially reasonable efforts to assist the Reinsurer in such efforts, to cause such agreements to be assumed by the Reinsurer so that the reinsurance obligations of the Ceding Company from and after the Effective Date shall be the direct obligations of the Reinsurer, and no longer an obligation of Ceding Company, in accordance with all applicable laws and regulations.  The costs of novation shall be borne solely by the Reinsurer; provided that the Ceding Company shall bear its own costs, if any.

ARTICLE VI

ACCOUNTING AND SETTLEMENT

6.01

Reports.  On each Settlement Reporting Date, the Ceding Company will submit to the Reinsurer a report of activity and settlements for the calendar month preceding the Settlement Reporting Date in a form substantially similar to Schedule B which shall contain the amount of premiums, commissions, expense and administration allowances, Reinsured Liabilities, Reserves (including the reserves of Third Party Reinsurance Agreements), number of Policies and account values in force for the calendar month relating to the Settlement Reporting Date. The Ceding Company also agrees to provide monthly and quarterly reports of the Policy detail information containing the data and in the format requested by Reinsurer and reasonably available to Ceding Company.

6.02

Cash Settlements.  On each Settlement Date:

a.  The Ceding Company shall pay to the Reinsurer:

i.

the net amount of premiums as defined in Section 5.02;

b. Simultaneously, the Reinsurer shall pay to the Ceding Company:

i.

the net paid Reinsured Liabilities as defined in Section 5.04; and

ii.

the net Commissions as defined in Section 5.03; and

iii.

the expense and administration allowance as defined in Section 5.06.

6.03

Amounts Due.  Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this

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Agreement on each Settlement Date shall be determined on a net basis and shall be due and payable on the Settlement Date.  If the amounts, as defined in Section 6.02 above, cannot be determined at such dates as defined herein, on an exact basis, such payments will be paid in accordance with a mutually agreeable formula which will approximate the actual payments.

6.04

Delayed Payments.  For purposes of Section 6.03 above, if there is a delayed settlement of a payment due, there will be an interest penalty assessed, in an amount calculated as:  the amount of the payment which is delinquent, multiplied by ten percent (10%), multiplied by the number of days such amount has been delinquent, regardless of holidays or weekends, and divided by the whole number 365.  For purposes of this Section 6.04, a payment shall be considered delayed fifteen (15) Business Days from the date such payment is due.  For purposes of this Agreement the number of days a payment is delinquent shall commence on the day following the date such payment is deemed overdue, as defined above, and shall end on the date such payment is wired.

6.05

Offset of Payments.  All monies due either the Ceding Company or the Reinsurer under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.

ARTICLE VII

TERMINATION AND RECAPTURE

7.01

Termination.  This Agreement may be terminated and recaptured only by mutual written consent of the parties or as provided in this Article VII.

7.02

Termination by Term.  This Agreement shall automatically and immediately terminate at the date the liability of the Ceding Company on the last Policy covered hereunder terminates.  Any and all amounts that may be owed one party by the other and remain unpaid as of such date shall immediately become due and payable as of the date such last Policy expires.  No additional accounting or settlements, other than the customary and usual monthly settlement as defined in Article VI, will be made, with the last day of such month defined as the date of termination as contemplated by this Section

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7.02.  No interpretation should be given to this Section or to this Article in general that would have the result that the Reinsurer could recover any losses of any nature upon the termination of the Agreement under this Section 7.02.

7.03

Recapture by the Ceding Company. The Ceding Company shall have the right to recapture the Policies in full, at such time and in such manner as set forth below for any of the following numerated defaults by the Reinsurer, should the Reinsurer:

a.

cease doing business; or

b.

be Insolvent, as defined in Section 8.01; or

c.

be proven culpable for fraud or embezzlement; or

d.

be found to have failed to comply with any applicable federal, state or municipal statute, law, rule, or regulation governing the insurance or reinsurance of the Policies; or

e.

be found in default of this Agreement; or

f.

. have the reserve credit taken by the Ceding Company with respect to this Agreement disallowed by any state in which the Ceding Company is licensed.

The Ceding Company shall give written notice to the Reinsurer that the Reinsurer is in default of one or more of the conditions described above. Except for Section 7.03(f), the Reinsurer shall have fifteen (15) days in which to remedy such default(s).  If at the end of such fifteen (15) days, the Reinsurer shall have failed to secure such remedy as may be required in the sole opinion of the Ceding Company, the Policies shall be immediately eligible for recapture as of the sixteenth (16th) day from the date such notification of default(s) was first sent.

For a default of Sections 7.03(f), the Reinsurer shall have fifteen (15) days in which to provide the Ceding Company with a plan to remedy such default and an additional forty-five (45) days in which to remedy such default.  If at the end of such sixty (60) days, the Reinsurer shall have failed, in the case of Section 7.03(f) to secure such remedy as may be required in the sole opinion of the Ceding Company to take all steps necessary for the Ceding Company to obtain full credit on its statutory financial statements for reinsurance,

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the Policies shall be immediately eligible for recapture as of the sixty-first (61st) day from the date such notification of default was first sent, or in the case of the Reinsurer, should have been sent.

7.04

Method of Termination or Recapture. In the event the Ceding Company elects to recapture the Policies, as provided above, then such recapture shall apply to all Policies which have not become Assumed Policies.  Should this Agreement be terminated or recaptured for any of the reasons contained in Section 7.03, the Reinsurer agrees to pay to the Ceding Company an amount equal to the Quota Share of the Reserves as of the effective date of termination or recapture.

ARTICLE VIII

INSOLVENCY

8.01   Insolvency of a Party to this Agreement.    A party to this Agreement will be deemed insolvent when it:

a.

applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

b.

is adjudicated as bankrupt or insolvent; or

c.

files or consents to the filing of a petition in bankruptcy, dissolution, liquidation or similar law or statute; seeks reorganization to avoid insolvency; or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

d.

becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

8.02   Insolvency of the Ceding Company.   In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the

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liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any of the Policies within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver, or statutory successor.

The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim and a majority-in-interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

The Reinsurer will be liable only for the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on the Policies which may be in excess of the amounts reinsured.

ARTICLE IX

DAC TAX

9.01

Policy Acquisition Expense Election.

a.

The Ceding Company and the Reinsurer agree to elect, pursuant to U.S. Treasury Regulations Section 1.848-2(g)(8), to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), (the “DAC Tax Election”).

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b.

This DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect, and each party agrees that it will take no action to revoke such DAC Tax Election.

c.

The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

d.

The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.  If requested, the Ceding Company will provide supporting information reasonably requested by the Reinsurer. (The term “net consideration” means “net consideration” as defined in Regulation Section 1.848-2(f)).

e.

The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective, and each year thereafter.  Such schedules will identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.848-2(g)(8) has been made.

f.

The Ceding Company and the Reinsurer represent and warrant that each is respectively subject to U.S. taxation under the provision of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Code.

ARTICLE X

POLICY ADMINISTRATION

10.01   Administration.  The Ceding Company shall provide all administration and accounting for and in accordance with the express terms of the Policies.  Subject to Section 10.04 and the other terms of this Agreement, the Ceding Company has full authority to administer the Policies, including determining liability on any claim reinsured hereunder and may settle losses as it deems appropriate.  In its administration and accounting, the Ceding Company shall (1) act in good faith and in a professional and

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timely manner, and without regard to the fact that such Policies are subject to the coinsurance hereunder, (2) act with the skill and diligence commonly expected from qualified personnel performing such duties for U.S. life insurance companies and consistent with the Company’s internal company guidelines, (3) be in conformance with Applicable Law in all material respects, and (4) act in a manner with no less skill, diligence and expertise as the Ceding Company applies to servicing its other business.

10.02

Notice.  Upon request of the Reinsurer, the Ceding Company will notify the Reinsurer monthly after receipt of any information on a claim or surrender on a Policy to the extent it is reinsured hereunder.  The reinsurance claim form and copies of notifications, claim papers, and proofs will be furnished the Reinsurer as soon as possible.

10.03    Liability and Payment.  Reinsured Liabilities shall be paid by the Ceding Company in accordance with the express terms of the Policy and this Agreement to any beneficiary or Policyholder, without regard to any permitted Third Party Reinsurance Agreements, whether collectible or uncollectible.  Should the Ceding Company be in conservatorship or receivership at the time such Policyholder claim is made by any beneficiary or Policyholder under the express terms of his/her Policy, the Reinsurer shall pay the Quota Share of the gross claim against the Ceding Company's estate or the Reinsurer may interpose a defense on behalf of the Ceding Company as provided in Article VIII.

10.04   Contested Claims.  The Ceding Company will provide written notice to the Reinsurer of its intention to contest, compromise, or litigate a claim involving a Reinsured Liability. Absent written consent of the Reinsurer, and subject to the terms of Section 4.04, the Ceding Company shall not settle any claim involving an Excluded Liability that would reasonably be expected to result in an adverse effect on the liabilities related to the Policies, including the Assumed Policies, or the reputation, licenses or regulatory status of the Reinsurer. In any event, the Reinsurer shall have the right, upon written notice, to investigate, contest, defend or settle any claim not involving Excluded Liabilities and in such case, will pay its share of the additional expenses of the contest in

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addition to its share of the Reinsured Liability associated with such claim, or it may choose not to participate.  If the Reinsurer chooses not to participate, it will discharge its Reinsured Liability by payment to the Ceding Company of the full Quota Share of such liability.

10.05  Determination of Interest Credited Rate.  The Reinsurer acknowledges that the Ceding Company has the sole right to establish credited rates and insurance charges for Policies that are not Assumed Policies so long as this Agreement is in place.  The Ceding Company acknowledges that, upon assumption, if any, of a Policy, the Reinsurer shall have the sole right to establish credited rates and insurance charges for such Assumed Policy.  Notwithstanding the previous two sentences, in the event the Ceding Company intends to change its credited rates or insurance charges on any of the Policies that are not Assumed Policies during the term of this Agreement, it shall not do so without the agreement of the Reinsurer, which shall not be unreasonably withheld, conditioned or delayed.

ARTICLE XI

ARBITRATION

11.01   Agreement.  The parties shall cooperate with each other in a commercially reasonable manner in order that the parties' performance under the Transaction Documents may be effectively, efficiently and promptly discharged and to resolve all disputes in good faith.  However, in the event the parties cannot mutually resolve a dispute or claim, such disputes or claims will be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator, or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.  Either party may initiate arbitration by providing written notification to the other party.  Such written notice shall contain a brief statement of the issue(s), the failure on behalf of the parties to reach amicable agreement and the date of demand for arbitration.  The arbitrators will regard the Transaction Documents from the standpoint of practical business and equitable principles rather than that of strict law.  The arbitrators shall be

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solely responsible for determining what shall be considered and what procedure they deem appropriate and necessary in the gathering of such facts or data to decide such dispute.  Both parties agree that the decision of the arbitrators is final and binding and that no appeal shall be made from that decision.  Should either party fail to comply with the decision of the arbitrators, the other party shall have the right to seek and receive the assistance of an appropriate court to enforce the decision of the arbitrators.  The costs of the arbitration are to be borne equally by both parties unless the arbitrators decide otherwise.

11.02

Method.  Three arbitrators will decide any differences.  They must be, or have been, officers of life insurance companies or fraternal societies other than the two parties to this Agreement or any company owned by, or affiliated with, either party.

a.

Method of Selection of Initial Two Arbitrators. One of the arbitrators is to be appointed by the Ceding Company, another by the Reinsurer, and the two arbitrators so appointed shall select a third before arbitration begins.  The arbitrators picked by the parties shall be contacted by the party that so chose the arbitrator.  They may share the notice of arbitration letter, this Article of this Agreement and briefly explain the nature of the dispute such as the types of policies involved, the reinsurance issues in dispute, so that the candidate may make an informed decision as to his/her technical qualifications to serve, but no more than that.  They should in no way be “canvassing” the candidate for his/her sympathies with their side of the dispute, nor take any action that would compromise the candidate’s impartiality.  Should one party fail to comply with the notice to arbitrate and fail to select an arbitrator within the time allotted below, the other party shall have the right to appoint such arbitrator on their behalf.  The appointments shall be made in the following manner:  the Ceding Company and the Reinsurer shall each present an initial list of five prospective arbitrators to the other party within 25 calendar days of the postmark on the mailing of the notification initiating the arbitration.  The Ceding Company and the Reinsurer shall select one arbitrator each from the list supplied by the other party.  Should the selected arbitrator decline to

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serve, another name shall be selected from the respective list. The entire process of selection of the first two arbitrators shall be accomplished within 45 calendar days of the postmark on the mailing of the notification initiating the arbitration.  The party who initiated the list will submit as many additional names as necessary so that at all times there will be a pool of five names from which the other party may make its selection.

b.

Selection of final Panel Member. The two arbitrators, once selected, shall then select the third arbitrator from the remaining eight names on the two lists within 20 calendar days of the second arbitrator’s date of appointment.  Should the two arbitrators be unable to agree on a choice for the third arbitrator the remaining eight names shall be placed in a pool and the final arbitrator shall be drawn at random from such pool by the two arbitrators within 5 additional calendar days from the expiry of the date such third arbitrator should have been appointed.  If the prospective arbitrator so chosen shall decline to serve as the third arbitrator, another prospective arbitrator shall be randomly selected until the original pool is exhausted.  The parties shall continue to replace the pool with an additional eight names until an arbitrator is found.

c.

Initial Submission to Panel. Once the panel is selected the party initiating the arbitration will submit in writing its understanding of the dispute and the outstanding issues surrounding such dispute, their attempt(s) to rectify such dispute, and their proposed solution to settle the dispute within 20 calendar days after the final arbitration panel member has been selected.  The other party shall be provided with a copy of this initial statement and shall respond in writing with their understanding of the dispute within 30 calendar days after the final arbitration panel member has been selected.

From this point forward all other matters procedural or factual shall be solely at the discretion or direction of the arbitration panel.

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ARTICLE XII

REPRESENTATIONS AND WARRANTIES OF REINSURER

12.01 Representations and Warranties of Reinsurer.  As a material inducement to Ceding Company to enter into the Transaction Documents, Reinsurer hereby represents and warrants to Ceding Company that the following statements are true and correct as of the Effective Date and will be true and correct throughout the term of this Transaction Documents.

12.02  Organization and Standing of Reinsurer.  Reinsurer is an insurance company duly organized and validly existing under the laws of Delaware.

12.03  Authorization.  Reinsurer has all requisite power and authority to enter into the Transaction Documents, and to perform the obligations thereunder.  The execution and delivery by Reinsurer of the Transaction Documents and the performance by Reinsurer of its obligations thereunder have been duly authorized and are valid and binding obligations of Reinsurer, enforceable against it in accordance with its terms.

12.04

No Conflict or Violation.  The execution, delivery and performance of the Transaction Documents by Reinsurer will not (i) violate any provision of the Articles of Incorporation, By-laws or other charter or organizational document of Reinsurer; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party which would materially affect the Transaction Documents, including the ability of Reinsurer to pay all amounts due hereunder; or (iii) violate any Applicable Law applicable to Reinsurer.

12.05

Litigation Against Reinsurer.  There are no actions, suits, or proceedings pending or, to the knowledge of Reinsurer, threatened against Reinsurer at law or in equity, in, before, or by any Person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Transaction Documents or the transactions contemplated hereby.

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ARTICLE XIII

REPRESENTATIONS AND WARRANTIES OF CEDING COMPANY

13.01 Representations and Warranties of Ceding Company.  As a material inducement to Reinsurer to enter into the Transaction Documents, Ceding Company hereby represents and warrants to Reinsurer that the following statements are true and correct as of the Effective Date and will be true and correct throughout the term of the Transaction Documents.

13.02

Organization and Standing of Ceding Company.  Ceding Company is an insurance company duly organized and validly existing under the laws of the State of Wisconsin.

13.03

Applicable Law. To the best of its knowledge, Ceding Company is in compliance with all Applicable Law with respect to the Policies.

13.04

Authorization.  Ceding Company has all requisite power and authority to enter into the Transaction Documents, and to perform its obligations thereunder.  The execution and delivery by Ceding Company of the Transaction Documents and the performance by Ceding Company of its obligations thereunder have been duly authorized and are valid and binding obligations of Ceding Company, enforceable against it in accordance with its terms.  Without limiting the foregoing, Ceding Company will seek all required regulatory approvals of the applicable Insurance Departments and other Governmental Entities to enter into the coinsurance agreement, the assumption agreement and services hereunder and to perform the asset transfers and other obligations hereunder.

13.05

No Conflict or Violation.  The execution, delivery and performance of the Transaction Documents will not (i) violate any provision of the Articles of Incorporation, By-laws or other charter or organizational document of Ceding Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under any contract or other agreement to which Ceding Company is a party which would materially affect the

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Transaction Documents, including the ability of Ceding Company to cede the liabilities described hereunder; or (iii) violate any Applicable Law applicable to Ceding Company.

13.06

Litigation Against Ceding Company.  There are no actions, suits or proceedings pending or, to the knowledge of Ceding Company, threatened against Ceding Company at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Transaction Documents or the transactions contemplated hereby. The Ceding Company has made available in writing to the Reinsurer true, correct and complete copies of all binders, certificates, endorsements, riders, and agreements in connection with the Policies.  There is no past or present class action or purported class action, or any past or present claim, litigation, arbitration, settlement, judgment or order, related to the Policies.

ARTICLE XIV

CONFIDENTIALITY

14.01

Confidentiality.  The parties will comply with all applicable state and federal privacy laws and requirements.  In addition, the parties will keep the business, policy and other records of the other Party, as well as all the other party’s trade secrets and other confidential information, provided to it in connection with the Transaction Documents confidential and shall not disclose or reveal such information to anyone (other than its employees, representatives and agents and those of its affiliates), and the parties will not use for any purpose whatsoever, other than performing their responsibilities under this Agreement, any such information, unless such parties are legally required to disclose or reveal such information, provided that in that event such information shall be disclosed only to the extent required to satisfy such legal requirement and only after giving five (5) Business Days prior notice (to the extent practicable) to the other Party of such required disclosure.

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ARTICLE XVII

GENERAL PROVISIONS

15.01

Misunderstandings and Oversights.  Except as otherwise provided with respect to Excluded Liabilities, if any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.  A misunderstanding and oversight may only be deemed to have occurred if both the Ceding Company and Reinsurer agree to its nature and effect herein, or if such a determination is made under arbitration, as contained herein.

15.02

Reinstatements.  If a Policy reinsured hereunder that was reduced, terminated, or lapsed, is reinstated, the reinsurance for such Policy under this Agreement will be reinstated automatically to the amount that would have been in force if the Policy had not been reduced, terminated, or lapsed. Reinsurer also agrees to assume the Ceding Company’s obligations, if any, to reinstate lapsed policies that were entitled to reinstatement on the Effective Date and that are part of the plans ceded hereunder, subject to the underwriting criteria imposed by the lapsed policies.  Upon reinstatement, the lapsed policies shall be included in the Policies reinsured and under the terms and conditions of this Agreement. The Reinsurer will be entitled to the Quota Share of premiums and interest that the Ceding Company has received for any reinstatement.

15.03

Facility of Reinsurance.  After the Effective Date, the Ceding Company shall not cede any liabilities to reinsurers with respect to the Policies without the express written approval of the Reinsurer.  The Reinsurer will not unreasonably withhold its approval as contemplated within this Section.  The Reinsurer agrees that no retrocessions of the Policies shall be made to any third party without the express written consent of the Ceding Company, provided, however, that the Reinsurer may, at any time, with prior written notice of the Ceding Company and subject to applicable notice and other regulatory requirements, retrocede on a coinsurance basis, any or all of the Policies to a Controlled Affiliate.

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15.04

Policy Changes. Should the Ceding Company make any material changes after the Effective Date of this Agreement in the provisions and conditions of the Policy permitted by this Agreement, the Ceding Company shall, within a reasonable time, inform the Reinsurer of such change.  There shall then be a corresponding change in the related reinsurance and appropriate cash adjustments shall be made consistent with the changed rules of the Ceding Company.

15.05

Audit.  The Ceding Company or the Reinsurer, their respective employees or authorized representatives may audit, inspect and examine, during regular business hours, at the home office or principal place of business of the Ceding Company or the Reinsurer, provided that reasonable advance notice has been given to the other party, any and all books, records, statements, correspondence, reports, trust accounts and their related documents or other documents that relate to the Policies.  The audited party agrees to provide a reasonable work space for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners.  The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities shall be borne solely by such party.

15.06

Integration.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including the Schedules and Exhibits attached hereto, contains the sole and entire agreement between the parties with respect to the subject matter hereof and there are no understandings between the parties other than as expressed in this Agreement.

15.07

Law and Venue.  This Agreement is subject to and is to be interpreted in accordance with the laws of the State of Wisconsin except that it is agreed that the provisions of Article XI shall be governed by the CPR Rules for Non-Administered  Arbitration. Venue for any action, suit or other proceeding shall be exclusively in Cook County, Chicago Illinois.  The parties agree to waive any other venue.

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15.08

Nonwaiver.  No forbearance on the part of either party to insist upon compliance by the other party with the terms of this Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

15.09

Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Such counterparts may be executed by electronic or facsimile transmission.

15.10

Amendments.  Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both Parties. This Agreement shall be amended only by mutual consent and written agreement of the parties.

15.11

Schedules and Section Headings.  Schedules and Exhibits attached hereto are incorporated by reference and made a part of this Agreement.  Section headings are provided for reference purposes only and are not made a part of this Agreement.

15.12

Financial Reports.  The Ceding Company and the Reinsurer each agree to furnish the other with their respective NAIC Convention Blank Statements, as required by their respective state laws, within 15 days after such reports are due to be filed with such respective states.

15.13

Survival.  The representations, warranties, covenants and agreements respectively required to be made by the Ceding Company and the Reinsurer in this Agreement, including without limitation, the provisions of Section 3.02 (Licensing and Compliance Requirements), Section 4.04 (Exclusions), Article IX (DAC Tax), Article XI (Arbitration), Article XII (Representations and Warranties of Reinsurer), Article XIII (Representations and Warranties of Ceding Company), Article XIV (Confidentiality), and Section 15.07 (Law and Venue) shall survive the termination or expiration of this Agreement.

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15.14

Service of Suit.  Service of process in any suit may be made upon any then duly elected or appointed officer at the address specified in Schedule E (agent for service of process).

15.15

Notices.  All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered personally or by overnight delivery by a nationally recognized courier service or mailed, by certified mail, return receipt requested, first class postage, prepaid, to the addresses and to the attention of the parties described in Schedule E attached hereto.

15.16   Severability.  If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

15.17

Broker Fees.  Each Party hereby represents and warrants that it has not taken any action that would impose on any other Party liability for payment of any broker, finder, or similar fee in connection with the origin, negotiation, execution or performance of this Agreement.

15.18

No Third Party Beneficiaries.  Nothing contained in this Agreement, express or implied, is intended to confer any rights or remedies on any Persons other than the parties.  In addition, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement.

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ARTICLE XVI

EXECUTION AND CLOSING DATE

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Reinsurance Agreement to be executed with a Closing Date of: 12:00 AM EDT on [●].

Guggenheim Life and Annuity Company (Reinsurer)

By:
Title:
Date:

Madison National Life Insurance Company, Inc. (Ceding Company)

By:
Title:
Date:

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SCHEDULE A

POLICIES

The Policies are (1) the policies listed in the electronic file of policy level detail as of April 30, 2013 provided by the Ceding Company to the Reinsurer on June 4, 2013, and (2) contracts annuitized under the policies described in clause (1) from and after  the Effective Date.

Within twenty (20) days after the transfer of assets under Section 5.01, the Ceding Company shall provide the Reinsurer with a final list and/or electronic file of Policies as of the Effective Date, with annuity riders to life insurance policies where the base life insurance is not being ceded to Reinsurer separately identified as such, as a replacement for the file described in clause (1) of this Schedule.  Within five (5) Business Days after receipt of such list and/or electronic file, the Reinsurer shall notify the Ceding Company of any disagreement with the final list and/or electronic file.  Absent such notice, the list and/or electronic file shall be considered final.

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SCHEDULE B

MONTHLY CASH SETTLEMENT REPORT

The information on the following report will be split among the following lines of business:

•

Traditional Life

•

Universal Life

•

Deferred Annuity

•

Payout Annuity/Supplementary Contracts

•

Lafayette Life Administered Business

•

Kanawha Administered Business

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Policy Receipts

Premiums Received

First Year

Renewal

Single Premium

Total Premiums Received

Supplementary Contract Considerations with Life Contingencies

Supplementary Contract Considerations w/o Life Contingencies

Total Receipts

Policy Disbursements

Death Benefits Paid

Interest on Death Benefits

Matured Endowments

Annuity Benefits Paid

Disability Benefits Paid

Surrender Benefits Paid

Other Interest Paid

Payments on Supplementary Contracts with Life Contingencies

Payments on Supplementary Contracts w/o Life Contingencies

Dividends Paid to Policyholders

Total Disbursements

Net Cash Flow Related to Policies

Other Policy Related Items

Policy Loans

Change in Policy Loans

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Interest on Policy Loans

Total Policy Loans

Change in Dividend Accumulations

Change in Premium Deposit Funds and Discounted Premium Deposit Funds

Change in Premium and Loan Suspense

Total Other Policy Related Items

Other Disbursements and Fees

Administration Fees

Taxes, Licenses and Fees Paid

Net Amount Paid To or Received From Third Party Reinsurers

Commissions Paid

First Year

Renewal

Single Premium

Total Commissions Paid

Total Other Disbursements and Fees

Net Amount Due To/(From) Reinsurer

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SCHEDULE C

COMMISSIONS AND EXPENSE ALLOWANCES

1.

Commission Allowances:

Allowances will be limited to the Policy model plans listed below (with such model plans being identified in Schedule A) and shall be equal to actual paid/charged back commissions paid in accordance with the applicable selling agreements, but will not exceed the limits in this Schedule C.

Model Plan Code		Group #	Policy Year
			1	2	3	4	5	6	7	8	9	10	11+
1	U101	CommExcess%	0.6	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035
1	U101	CommTarg%	0.6	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035
2	U102	CommExcess%	0.6	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035
2	U102	CommTarg%	0.6	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035	0.035
12	U112	CommExcess%	0.95	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
12	U112	CommTarg%	0.95	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
13	U113	CommExcess%	0.7	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
13	U113	CommTarg%	0.7	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
14	U114	CommExcess%	0.95	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
14	U114	CommTarg%	0.95	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06	0.06
15	U115	CommExcess%	0.25	0	0	0	0	0	0	0	0	0	0
15	U115	CommTarg%	0.25	0	0	0	0	0	0	0	0	0	0
16	U116	CommExcess%	0.25	0	0	0	0	0	0	0	0	0	0
16	U116	CommTarg%	0.25	0	0	0	0	0	0	0	0	0	0
17	U117	CommExcess%	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0.03	0
17	U117	CommTarg%	1	0.03	0.03	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0
19	U119	CommExcess%	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04
19	U119	CommTarg%	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04	0.04

Within twenty (20) days after the transfer of assets under Section 5.01, the Ceding Company shall provide the Reinsurer with a final schedule and/or electronic file of Commission Allowances as of the Effective Date, as a replacement for the schedule above.  Within five (5) Business Days after receipt of such schedule and/or electronic file, the Reinsurer shall notify the Ceding Company of any disagreement with the final schedule and/or electronic file.  Absent such notice, the schedule and/or electronic file shall be considered final.

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SCHEDULE C

COMMISSIONS AND EXPENSE ALLOWANCES

2.

Monthly Maintenance Expense Allowances:

Policies Administered by Ceding Company*

Universal Life Insurance Policies	2.75
Deferred Annuities - Base	2.08
Deferred Annuities - Rider when base reinsured	0.00
Deferred Annuities - Rider when base not reinsured	0.83
Deferred Annuities – Kanawha Policies	2.00
Traditional Life - Premium Paying	2.08
Traditional Life - Paid-Up	0.67
Traditional Life - Extended Term	0.83
Immediate Annuities	1.67

*Applied against the count of in-force policies as of the beginning of the month.

             Policies Administered by Lafayette

Reinsurer will reimburse Ceding Company for maintenance expenses paid by Ceding Company under the Coinsurance Agreement between Ceding Company and The Lafayette Life Insurance Company dated December 31, 2003.

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SCHEDULE D

TRANSFERRED CASH

USD 106,495,460

(106,494,030 plus accrued interest as defined in Section 5.01 of USD 1,430)

TRANSFERRED ASSETS

CUSIP	Ticker	Name	Description	Original Face	Current Face
348609AA6	FTSAMH	FT SAM HOUSTON MILIT HSG	FTSAMH 5.177 03/15/20		2,000,000.00
83164FH72	SBA	SBA504754	SBA504754	2,500,000	191,806.75
83164FWL4	SBA	SBA505151	SBA505151	1,000,000	101,322.23
83164FXH2	SBA	SBA505180	SBA505180	3,298,436	122,440.15
78403DAB6	SBAC	SBA TOWER TRUST	SBAC 5.101 04/17/17		3,040,000.00
013078AA8	UNANA	ALBERTO-CULVER COMPANY	UNANA 5.15 06/01/20		350,000.00
904764AK3	UNANA	UNILEVER CAPITAL CORP	UNANA 4.8 02/15/19		3,000,000.00
871829AQ0	SYY	SYSCO CORPORATION	SYY 2.6 06/12/22		5,000,000.00
532261AA2	CKH	LIGHTSHIP TANKERS IV LLC	CKH 6 1/2 06/14/24		388,000.00
91412NAC4	UNICHI	UNIVERSITY OF CHICAGO	UNICHI 4.86 10/01/24		1,200,000.00
822582AC6	RDSALN	SHELL INTERNATIONAL FIN	RDSALN 5.2 03/22/17		1,380,000.00
822582AJ1	RDSALN	SHELL INTERNATIONAL FIN	RDSALN 4.3 09/22/19		2,400,000.00
36962G5B6	GE	GENERAL ELEC CAP CORP	GE 0 04/07/14		1,000,000.00
XS0275895612	GE	GENERAL ELEC CAP CORP	GE 0 12/28/18		1,000,000.00
030955AB4	T	AMERITECH CAP FUNDING	T 9.1 06/01/16		1,877,600.00
220027AF3	SPG	RETAIL PROPERTIES INC	SPG 7.18 09/01/13		1,340,000.00
48121CJM9	JPM	JP MORGAN CHASE BANK NA	JPM 0 06/13/16		4,760,000.00
656836AA1	NADB	NA DEVELOPMENT BANK	NADB 4 3/8 02/11/20		5,125,000.00
452308AJ8	ITW	ILLINOIS TOOL WORKS INC	ITW 6 1/4 04/01/19		800,000.00
149123BP5	CAT	CATERPILLAR INC	CAT 7 12/15/13		2,000,000.00
12189PAE2	BNSF	BURLINGTN NO SF 99-1 TR	BNSF 7.16 01/02/20	3,500,000	1,762,322.20
65364UAA4	NGGLN	NIAGARA MOHAWK POWER	NGGLN 4.881 08/15/19		5,000,000.00
67021CAE7	NU	NSTAR ELECTRIC CO	NU 5 5/8 11/15/17		2,200,000.00
693627AJ0	DUK	DUKE ENERGY INDIANA INC	DUK 8.85 01/15/22		1,000,000.00
5926462D4	METAPT	WA METRO ARPT AUTH-C	WA METRO ARPT AUTH-C		1,215,000.00
25477GCU7	DISGEN	DC INCOME TAX-E-BABS	DC INCOME TAX-E-BABS		1,250,000.00
183596AA3	BALEDU	BALTIMORE SCH-QSCB	BALTIMORE SCH-QSCB		3,000,000.00
320265UG4	FFLGEN	FIRST FL GOVTL-REF-B	FIRST FL GOVTL-REF-B		1,000,000.00
57420PGL4	MDSDEV	MD ECON DEV-TXBL	MD ECON DEV-TXBL		1,705,000.00
650035RP5	NYSDEV	NYS URBAN DEV CORP	NYS URBAN DEV CORP		240,000.00
011832R95	AKSHSG	AK HFC-VETS MTG-A-2	AK HFC-VETS MTG-A-2		2,320,000.00
130333BW6	CASHSG	CA HSG FIN AGY-A	CA HSG FIN AGY-A		935,000.00
246395WY9	DELHSG	DE HSG AUTH-SFM-A-1	DE HSG AUTH-SFM-A-1		2,640,000.00
45506ADJ7	INSHSG	IN HSG DEV AUTH-B	IN HSG DEV AUTH-B		1,210,000.00
647200V35	NMSHSG	NEW MEXICO MTGE FIN-B	NEW MEXICO MTGE FIN-B		955,000.00
45202LAS3	ILSMFH	IL MFH-COVERED BRIDGE	IL MFH-COVERED BRIDGE		1,365,000.00
46843PBD9	JACMFH	JACKSON MFH-A-FOREST	JACKSON MFH-A-FOREST		1,160,000.00
613540BU6	MONMFH	MONTGOMERY MFH CANTER	MONTGOMERY MFH CANTER		1,110,000.00
167685NT9	CHISFH	CHICAGO SFM-COLL-2A	CHICAGO SFM-COLL-2A		1,180,000.00
34073NF21	FLSHSG	FL HFC AMT-SER 3	FL HFC AMT-SER 3		1,060,000.00
34073NX70	FLSHSG	FL HFC AMT-HMOWNR-1	FL HFC AMT-HMOWNR-1		910,000.00
45129TSQ1	IDSHSG	ID HSG SFM-SR-C-2	ID HSG SFM-SR-C-2		1,310,000.00
49130TKY1	KYSHSG	KY HSG CORP-AMT-D	KY HSG CORP-AMT-D		500,000.00
60416SAP5	MNSHSG	MN HSG FIN AGY-A-REF	MN HSG FIN AGY-A-REF		560,000.00
60416SAR1	MNSHSG	MN HSG FIN AGY-A-REF	MN HSG FIN AGY-A-REF		650,000.00
60535MVX4	MSSSFH	MS HOME-SFM-AMT-B2	MS HOME-SFM-AMT-B2		1,495,000.00
647200XP4	NMSHSG	NM MTG-TXB-SFM-D1	NM MTG-TXB-SFM-D1		490,000.00
83712DSL1	SCSHSG	SC HSG FIN-A2-TXBL	SC HSG FIN-A2-TXBL		1,925,000.00
8804593H3	TNSHSG	TN HSG AMT-HMOWNR-2A	TN HSG AMT-HMOWNR-2A		4,095,000.00
88271HCN7	TXSSFH	TX SFM-A-PROFESSIONAL	TX SFM-A-PROFESSIONAL		972,230.00
882750KY7	TXSHSG	TX ST DPT HSG SER B	TX ST DPT HSG SER B		1,630,000.00
88275FMU0	TXSSFH	TX SFM AMT-MTG-SER B	TX SFM AMT-MTG-SER B		380,000.00
92812UXV5	VASHSG	VA HSG AUTH	VA HSG AUTH		1,150,000.00
38376JLG7	GNR	GNR 2009-104 KA	GNR 2009-104 KA	5,000,000	1,781,303.40
3137AG3X6	FHR	FHR 3943 GE	FHR 3943 GE	3,000,000	2,267,534.91
31394DRA0	FNR	FNR 2005-40 YB	FNR 2005-40 YB	2,500,000	16,306.33
31396HD71	FHR	FHR 3113 C	FHR 3113 C	1,500,000	47,288.49
36219WYT1	GN	GN 261822	GN 261822	35,000	124.12
362200HQ3	GN	GN 292839	GN 292839	50,000	73.63
36296PY88	GN	GN 697435	GN 697435	1,265,000	164,214.81
02147XAJ6	CWALT	CWALT 2006-32CB A9	CWALT 2006-32CB A9	4,000,000	1,589,780.82
45660L6Q7	RAST	RAST 2006-A1 1A8	RAST 2006-A1 1A8	1,000,000	808,055.63
02149JCA2	CWALT	CWALT 2006-45T1 1A15	CWALT 2006-45T1 1A15	5,000,000	3,986,193.26
11070TAB4	BRCOL	BRITISH COLUMBIA PROV OF	BRCOL 2 10/23/22		5,000,000.00
6832348Z4	ONT	ONTARIO (PROVINCE OF)	ONT 1 7/8 09/15/15		2,000,000.00

EXECUTION COPY

SCHEDULE E

NOTICES

IF TO THE CEDING COMPANY:

Madison National Life Insurance Company, Inc.

1241 John Q. Hammons Drive

P.O. Box 5008

Madison, WI 53705

Attn:  Joel E. Myrold

With Copies To:

Madison National Life Insurance Company, Inc.

c/o The IHC Group

485 Madison Avenue, 14th Floor

New York, NY 10022

Attn: General Counsel

IF TO THE REINSURER:

Guggenheim Life and Annuity Company

401 Pennsylvania Parkway, Suite 300

Indianapolis, Indiana 46280

Attn:  Chief Operating Officer

With Copies To:

Guggenheim Life and Annuity Company

401 Pennsylvania Parkway, Suite 300

Indianapolis, Indiana 46280

Attn:  Chief Actuary/Chief Risk Officer

EXECUTION COPY

SCHEDULE F

THIRD PARTY REINSURANCE AGREEMENTS

•

Optimum Re Insurance Company – Agreement Effective 09/30/1992

•

Optimum Re Insurance Company – Agreement Effective 10/01/1997

•

Optimum Re Insurance Company – Agreement Effective 06/30/1999

•

Optimum Re Insurance Company – Agreement Effective 11/30/1999

•

Optimum Re Insurance Company – Agreement Effective 01/01/2005

•

Scottish Re Life Corporation – Agreement Effective 03/21/1984

•

Scottish Re Life Corporation – Agreement Effective 04/01/1987

•

Scottish Re Life Corporation – Agreement Effective 10/01/1997

•

Scottish Re Life Corporation – Agreement Effective 05/01/1999

•

Swiss Re Life & Health – Agreement Effective 06/01/1998

•

Swiss Re Life & Health – Agreement Effective 11/30/1999